Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                  Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas Moers Mayer             Maurice N. Nessen
Philip Bentley                Thomas E. Molner               Founding Partners
Saul E. Burian                Thomas H. Moreland                  Counsel
Barry Michael Cass            Ellen R. Nadler                      _____
Thomas E. Constance           Gary P. Naftalis
Michael J. Dell               Michael J. Nassau                Martin Balsam
Kenneth H. Eckstein           Michael S. Nelson              Joshua M. Berman
Charlotte M. Fischman         Jay A. Neveloff                 Jules Buchwald
David S. Frankel              Michael S. Oberman             Rudolph de Winter
Marvin E. Frankel             Paul S. Pearlman                Meyer Eisenberg
Alan R. Friedman              Susan J.  Penry-Williams        Arthur D. Emil
Carl Frischling               Bruce Rabb                      Maria T. Jones
Mark J. Headley               Allan E. Reznick                Maxwell M. Rabb
Robert M. Heller              Scott S. Rosenblum              James Schreiber
Philip S. Kaufman             Michele D. Ross                     Counsel
Peter S. Kolevzon             Howard J. Rothman                    _____
Kenneth P. Kopelman           Max J. Schwartz
Michael Paul Korotkin         Mark B. Segall               M. Frances Buchinsky
Shari K. Krouner              Judith Singer                  Abbe L. Dienstag
Kevin B. Leblang              Howard A. Sobel               Ronald S. Greenberg
David P. Levin                Jeffrey S. Trachtman           Debora K. Grobman
Ezra G. Levin                 Jonathan M. Wagner           Christian S. Herzeca
Randy Lipsitz                 Harold P. Weinberger               Jane Lee
Larry M. Loeb                 E. Lisk Wyckoff, Jr.           Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------

                                                     February 27, 1998



VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:      The Victory Portfolios
Post-Effective Amendment No. 36 to
Registration Statement on Form N-1A
File No. 33-8982
File No. 811-4852

Dear Sir or Madam:

                  On behalf of The Victory Portfolios (the "Registrant"), pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, we are filing electronically via EDGAR Post-Effective Amendment No. 36 to the Registrant's Registration Statement on Form N-1A with Exhibits.

                  This filing is being made primarily to update financial information, consolidate the Real Estate Investment Fund Prospectus into the Equity Funds Prospectus, and to make other non-material changes.

                  This amendment is being filed pursuant to paragraph (b) of Rule 485 and includes audited financial statements for the fiscal year ended October 31, 1997 for each of the series of the Registrant. The Registrant has certified and we concur that it meets all requirements for

Kramer, Levin, Naftalis & Frankel
Securities and Exchange Commission
February 27, 1998
Page 2

effectiveness pursuant to Rule 485(b). It is proposed that the filing will become effective on February 27, 1998.

                  In the event you have any questions concerning this filing, please do not hesitate to call me at the above number.

                                                     Sincerely,



                                                     /s/John T. Ferguson, Jr.
                                                     ------------------------
                                                     John T. Ferguson, Jr.


cc:  Kathleen A. Dennis
     Karen Haber, Key Asset Management Inc.
     William J. Blake, Key Asset Management Inc.
     Marilyn G. Farmer, Key Asset Management Inc.
     Carl Frischling
     Jay G. Baris
     Jules Buchwald
     Rachelle I. Rehner
     Allan S. Mostoff, Dechert, Price & Rhoads
     Patricia A. Bingham, BISYS Fund Services
     Annette Spicker, Coopers & Lybrand